HomeStreet Reports Third Quarter 2020 Results

Fully diluted EPS $1.15 Core EPS $1.23	ROTCE: 15.3% ROTCE Core: 16.4%	Tangible BV per share $30.15
SEATTLE –October 26, 2020 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the "Company" or "HomeStreet"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended September 30, 2020. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
“HomeStreet again delivered solid results despite the continuing challenges of the pandemic in our markets,” said Mark K. Mason, HomeStreet’s Chairman of the Board, President, and Chief Executive Officer. “Our net interest margin increased as a result of decreasing funding costs, and we benefited from continuing high loan volume and profitability in our single family mortgage banking business. In addition, due to our cost control efforts and increasing revenues, we are experiencing significant improvements in our efficiency ratio."

Operating Results
                     Third quarter 2020 compared to second quarter 2020
Reported Results:
•Net income of $26.3 million compared with $18.9 million
•Earnings per fully diluted share of $1.15 compared to $0.81
•Net interest margin of 3.20%, compared to 3.12%
•Return on average assets of 1.40% compared to 1.05%

Core Results:
•Net income of $28.2 million compared with $20.2 million
•Earnings per fully diluted share of $1.23 compared to $0.86
•Return on average assets of 1.50% compared to 1.12%
•Pre provision income before income taxes of $36.1 million compared to $32.0 million
•Efficiency ratio of 59.9% compared to 62.6%

Financial Position
                    Third quarter 2020 compared to second quarter 2020
•Loan portfolio originations: $612 million a 27% decrease
•Loans held for sale originations: $573 million, a 7% increase
•Deposits increased by $159 million, a 3% increase
•Period ending cost of deposits of 0.36%, compared to 0.51%
•Tangible book value per share of $30.15, a 5% increase

"Our results for the third quarter are a testament to our consistent approach to credit risk management. We have seen significant decreases in our commercial loans in forbearance and our nonperforming asset levels remained low” added Mr. Mason. “As a result of the performance of our loan portfolio, we did not add any additional provisions for credit losses during the quarter and our ACL ratio to loans increased during the quarter to 1.33%."

Other
•Repurchased a total of 1,018,772 shares of our common stock at an average price of $25.87 per share during the third quarter, repurchased a total of 209,820 shares in October at an average price of $28.93 per share
•Reorganized our Fannie Mae DUS business to move origination, sale and servicing of future originations to HomeStreet Bank from a separate subsidiary of HomeStreet, Inc.
•Declared a cash dividend of $0.15 per share in the quarter, payable on November 23, 2020
•Full time equivalent employees: 999 as of September 30, 2020

“Due to our strong results, we were able to complete our $25 million repurchase authorization. In all, we have repurchased 20% of our outstanding shares since the beginning of this program in 2019,” concluded Mr. Mason.

Conference Call
HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, October 27, 2020 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and John M. Michel, Executive Vice President and CFO, will discuss third quarter 2020 results and provide an update on recent events. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10148576 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EDT. ast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10148576.
About HomeStreet
HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc., HomeStreet Bank (and any consolidated subsidiaries of HomeStreet, Inc. and HomeStreet Bank) and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the impacts of COVID-19 on our business and operating strategies and plans and on the economies and communities we serve, our expectations about future performance and financial condition, long term value creation, reduction in volatility, reliability of earnings, provisions and allowances for credit losses, cost reduction initiatives, performance of our continued operations relative to our past operations, the nature and magnitude of additional expected charges related the exit of our home loan center-based mortgage operations . When used in this press release, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with the ongoing impacts of COVID-19 and the extent to which it has impacted and will impact our business, operations and performance, and which could have a negative impact on our credit portfolio, borrowers, and share price, recent restructuring activities, the ongoing need to anticipate and address similar issues affecting our business, and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow. These limitations and risks include our inability to implement all or a significant portion of the cost reduction measures we have identified, the risk of adverse impacts to our business of reducing the size of our operations; changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board, the FDIC, Washington State Department of Financial Institutions and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions, fines or penalties that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; employee litigation risk arising from current or past operations including but not limited to various restructuring activities undertaken by the Bank in recent years; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards; decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices, unemployment rates, the job market; the impact of the ongoing COVID-19 pandemic and other similar events or natural disasters; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1 of our Form 10-Q for the periods ended March 31, 2020 and June 30, 2020, which we update from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2019 has been derived from our audited financial statements for the year then ended as included in our 2019 Form 10-K. All financial data for the year end December 31, 2019 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2019 and the notes to such consolidated financial statements of HomeStreet, Inc. and subsidiaries as of and for the fiscal year ended December 31, 2019, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.

In this press release, we use (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which excluded intangible assets from the calculation of capital ratios; (ii) core earnings which exclude certain nonrecurring charges primarily related to our discontinued operations and restructuring activities as we believe this measure is a better comparison to be used for projecting future results; (iii) core pre-provision income before taxes which excludes the provision for credit losses as we believe this provides a better understanding of our current and future results after excluding the substantial provision for credit losses required under CECL and the current COVID-19 economic conditions; and (iv) an efficiency ratio which is the ratio of noninterest expenses to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expenses impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	As of or for the Quarter Ended
(dollars in thousands, except share data)	September 30, 2020	September 30, 2019

Tangible book value per share
Shareholders' equity	$696,306	$691,136
Less: Goodwill and other intangibles	(33,222)	(36,341)
Tangible shareholders' equity	$663,084	$654,795

Common shares outstanding	21,994,204	24,408,513

Computed amount	$30.15	$26.83

Tangible common equity to tangible assets
Tangible shareholders' equity (per above)	$663,084	$654,795
Tangible assets
Total assets	$7,409,641	$6,835,878
Less: Goodwill and other intangibles	(33,222)	(36,341)
Net	$7,376,419	$6,799,537

Ratio	9.0%	9.6%

Return on average tangible equity (annualized) - Core
Average shareholders' equity	$716,899	$693,475
Less: Average goodwill and other intangibles	(33,332)	(36,617)
Average tangible equity	$683,567	$656,858

Net income from continuing operations	$26,349	$13,665
Adjustments (tax effected)
Restructuring related charges	1,838	723
Core earnings	$28,187	$14,388

Ratio	16.4%	8.8%

Return on average tangible equity (annualized)
Average tangible equity (per above)	$683,567	$656,858

Net income (loss)	26,349	13,827

Ratio	15.3%	8.4%

Return on average assets (annualized) - Core
Average assets	$7,499,809	$7,004,208
Core earnings (per above)	28,187	14,388

Ratio	1.50%	0.82%

	As of or for the Quarter Ended
(dollars in thousands, except share data)	September 30, 2020	September 30, 2019

Efficiency ratio
Noninterest expense
Total	$58,057	$55,721
Adjustments:
Restructuring related charges	(2,357)	(847)
State of Washington taxes	(677)	(420)
Adjusted total	$55,023	$54,454

Total revenues
Net interest income	$55,684	$47,134
Noninterest income	36,155	24,580
Adjusted total	$91,839	$71,714

Ratio	59.9%	75.9%

Core diluted earnings per share
Core earnings (per above)	$28,187	$14,388
Fully diluted shares	22,877,226	24,625,938

Ratio	$1.23	$0.58

Pre-provision income before income taxes - Core
Total revenues - Core (per above)	$91,839	$71,714
Noninterest expense - Core (per above)	(55,023)	(54,454)
State of Washington taxes	(677)	(420)
Total	$36,139	$16,840

Effective tax rate used in computations above	22.0%	14.6%